UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

Gevo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2022, Alisher Nurmat, the Vice President and Controller of Gevo, Inc. (the “Company), was appointed as the Principal Accounting Officer of the Company for Securities and Exchange Commission (“SEC”) reporting purposes.

Mr. Nurmat, age 52, has been the Vice President and Controller for the Company since October 2021. Previously, Mr. Nurmat served as Vice President of Finance and Corporate Controller for Gold Resource Corporation from November 2019 until September 2021. From July 2014 until November 2019, Mr. Nurmat served as the Corporate Controller for Gold Resource Corporation. Mr. Nurmat served as Assistant Controller for Alacer Gold Corporation from April 2012 to April 2014. Mr. Nurmat also previously served in various audit-related roles for Deloitte Touche Tohmatsu Limited and PricewaterhouseCoopers LLP. Mr. Nurmat holds a Masters of Business Administration from University of World Economy and Diplomacy in Tashkent, Uzbekistan and a masters degree in accounting from the University of Denver. Mr. Nurmat is an active Certified Public Accountant in the State of Colorado.

In connection with his employment, Mr. Nurmat’s initial annual base salary is $225,000, subject to annual adjustment by the Board of Directors of the Company (the “Board”), and he is eligible to participate in the Company’s bonus and equity programs at the discretion of the Board. Mr. Nurmat will also participate in the benefit programs generally provided to other employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Date: March 7, 2022	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Vice President - General Counsel and Secretary